Exhibit 21.1 			SUBSIDIARIES OF BAB HOLDINGS, INC.



BAB Systems, Inc., an Illinois corporation

BAB Operations, Inc., an Illinois corporation

Brewster's Franchise Corporation, an Illinois corporation

My Favorite Muffin Too, Inc., a New Jersey corporation